Exhibit 99.(h)(7)

AMENDMENT TO FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment is made as of September 25, 2009 to the Fund Administration and Accounting Agreement (the “Agreement”) dated May 20, 2009 between Grail Advisors ETF Trust (the “Trust”) and The Bank of New York Mellon (“BNY”).

WHEREAS, the Trust and BNY wish to modify the provisions of the Agreement as set forth below;

WHEREAS, the Trust and BNY wish for the Agreement to include a schedule of entities as attached hereto as Exhibit A to be incorporated into the Agreement as set forth below;

WHEREAS, each of the entities listed on Exhibit A wish to retain BNY to provide the services specified in the Agreement pursuant to the terms and conditions of such Agreement and to the extent that they have not already done so;

NOW THEREFORE, the Trust and BNY hereby amend the Agreement as follows:

The term Trust shall mean each entity listed on Exhibit A attached hereto, as may be amended from time to time in writing by the parties, each considered severally and not jointly as a party to the Agreement.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

GRAIL ADVISORS ETF TRUST

By:
Title:

THE BANK OF NEW YORK MELLON

By:
Title:

EACH ENTITY LISTED ON EXHIBIT A

By:
Title:

EXHIBIT A

Grail American Beacon Large Cap Value ETF

Grail American Beacon International Equity ETF

RP Technology ETF

RP Growth ETF

RP Financials ETF

RP Focused Large Cap Growth ETF